Filed Pursuant to Rule 424(b)(3)
File No. 333-220480

ANGEL OAK STRATEGIC CREDIT FUND
(the “Trust”)

January 10, 2025

Supplement to the Statement of Additional Information (“SAI”) of the Trust, dated May 30, 2024, as may be supplemented to date

This supplement provides updated information beyond that contained in the SAI and should be read in conjunction with the SAI.

Effective after the close of business on January 8, 2025, Nilesh Likhite has replaced Patrick Journy as Treasurer of the Trust.

Accordingly, all references to Patrick Journy are hereby removed from the SAI and replaced with references to Nilesh Likhite.

The section captioned “Management” is revised by replacing the third row of the table titled “Officers of the Trust” with the following:

Name and Year of Birth	Position with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Nilesh Likhite 1984	Treasurer	Since 2025; indefinite term	Fund Controller, Warren Equity Partners (since 2023); Senior Manager, Ernst & Young LLP (2019-2023).

Please retain this Supplement with your SAI for future reference.